Exhibit 99.1

Dell's Superior Execution Produces Record Shipments, Revenue and
Operating Income in Q2; Q3 Guidance: Sales of $10.5 Billion, 26 Cents in EPS

     ROUND ROCK, Texas--(BUSINESS WIRE)--Aug. 14, 2003--Continued strong growth in servers and storage systems and in key global markets helped Dell (Nasdaq:DELL) achieve best-ever quarterly operating results in the period ended Aug. 1, and widen its overall global market-share lead.
    Total product shipments in the company's fiscal second-quarter
2004 were up 27 percent from one year ago, more than four times the growth for the rest of the industry. Dell server volumes rose at the same strong percentage rate. Company shipments increased 46 percent in Asia-Pacific and Japan and 31 percent in Europe, the Middle East and Africa. Without Dell, growth in those regions was 6 percent and 12 percent, respectively.
    Second-quarter revenue was $9.8 billion, up 16 percent from the same period one year ago. Per-share earnings were 24 cents, an increase of 26 percent.


                      Second Quarter              Year to Date
(in millions,
 except share      FY'04   FY'03  Change      FY'04    FY'03   Change
 data)            ------- ------- ------    --------  -------- ------

Revenue           $9,778  $8,459    16%      $19,310   $16,525   17%
Operating Income  $  840  $  677    24%      $ 1,651   $ 1,267   30%
Net Income        $  621  $  501    24%      $ 1,219   $   958   27%
Earnings Per
 Share            $ 0.24  $ 0.19    26%      $  0.47   $  0.36   31%

    "We've again shown Dell's unique ability to profitably earn a larger share of business by focusing on standards-based technologies, managing costs and creating value for customers," said Kevin B. Rollins, Dell's president and chief operating officer. "We've done that regardless of the pace of industry demand and the appetite of others to generate sales, even at a loss."
    Mr. Rollins said industry shipments in the third quarter would likely grow at a rate in the high single digits from one year ago, but that Dell expects its volumes to increase more than 25 percent. The company believes such growth would generate record company revenue of about $10.5 billion, a 15-percent increase from the prior year, and generate earnings per share of 26 cents, a 24-percent rise.
    Second-quarter operating expenses were a record-low 9.6 percent of revenue, down from 9.8 percent in the first quarter and 9.9 percent a year ago. Operating profit as a percent of revenue increased to 8.6 percent -- the company's highest in nearly three years, and up from
8.0 percent in last year's second quarter. Dell generated $740 million in cash from operations during the period. At the end of the quarter, cash and investments totaled $10.6 billion.

    Dell Global Market Share Nears 18 Percent

    Dell's second-quarter growth earned it nearly three points of additional global market share, and the company outpaced average industry growth in all regional markets and worldwide product categories.
    In Asia-Pacific and Japan, shipments of Dell PowerEdge servers were up 40 percent, more than double the rate for other companies in the region. Dell Japan, the No. 3 computer-systems supplier nationally, increased unit volumes 35 percent, while the rest of the industry declined 2 percent. The company gained three share points and accounted for more than 10 percent of industry shipments in Japan for the first time.
    Respondents to a recent survey by a leading Japanese information-technology publication ranked Dell No. 1 in customer satisfaction for standards-based servers for the fifth consecutive year.
    Total volumes in China, another priority market for Dell, increased 71 percent -- the third straight quarter of company growth in excess of 65 percent. Server shipments in that market were up 79 percent and notebook-computer volumes doubled.
    Dell's profitability in Europe, the Middle East and Africa (EMEA) was up almost 90 percent. The company's quarterly performance was highlighted by combined server growth of 30 percent -- nearly twice that of other companies -- in the United Kingdom, France and Germany, all strategically important markets. Overall growth of 43 percent in the U.K. was almost four times the average for the rest of the industry.
    In the United States, Dell achieved a 23-percent increase in shipments -- versus an average 2 percent for other companies -- and industry-best profitability. Dell added two points to its No. 1 U.S. server share.
    Dell shipments to U.S. consumers increased 47 percent -- 70 percent for notebook computers from the company's Inspiron line. Growth in systems sold to small and medium businesses was up 30 percent. Company volumes in the Americas region outside of the U.S. rose 30 percent, highlighted by a 73-percent gain in Mexico.

    Product Leadership Earns Continued Recognition

    Dell's 27-percent increase in second-quarter server shipments was eight points higher than the average server growth for other companies. Revenue from external storage systems was up 46 percent to an annual run rate of more than $1.5 billion.
    Third-party opinions underscored Dell's strength with customers in enterprise product categories. Technology Business Research Inc. (TBR) ranked Dell No. 1 in service and support for standards-based servers for eight consecutive quarters. InfoWorld, in its annual readers' choice awards, named a PowerEdge model "best server" and a PowerVault storage system "best enterprise storage product." The same report gave a Dell/EMC entry-level storage array an overall "excellent" rating and a perfect score for management.
    In desktop computers, Dell's combined 25-percent growth in shipments of Dimension and OptiPlex systems countered an average 1-percent increase for others. The company also extended to 23 consecutive quarters its leadership of TBR's study of satisfaction among corporate desktop-computer buyers. Additionally, PC Magazine gave Dell a grade of "A+" for service and reliability in desktop computers, marking the eighth straight time the company has earned an "A" or better.
    Consistent with new accounting standards effective in the third quarter, Dell expects to begin consolidating operations of Dell Financial Services, the company's U.S. joint venture with CIT Group Inc., when it announces third-quarter results in November. The accounting change will not alter the company's risk profile, and is expected to have no material effect on Dell's operating results or financial position.

    About Dell

    Dell Inc. (Nasdaq:DELL) is a premier provider of products and services required for customers worldwide to build their information-technology and Internet infrastructures. Company revenue for the past four quarters totaled $38.2 billion. Dell, through its direct business model, designs, manufactures and customizes products and services to customer requirements, and offers an extensive selection of software and peripherals. Information on Dell and its products can be obtained at www.dell.com.

    Dell, Inspiron, PowerEdge, PowerVault, Dimension and OptiPlex are trademarks of Dell Inc.

    Dell disclaims any proprietary interest in the marks and names of others.

    Special note: Statements in this press release that relate to future results and events (including statements about fiscal third-quarter financial and operating performance) are based on the company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; the level of demand for the company's products and services; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; the company's ability to timely and effectively manage periodic product transitions, as well as component availability and cost; the company's ability to develop new products based on new or evolving technology and the market's acceptance of those products; the company's ability to manage its inventory levels to minimize excess inventory, declining inventory values and obsolescence; the product, customer and geographic sales mix of any particular period; the company's ability to effectively manage its operating costs; and the effect of armed hostilities, terrorism or public health issues on the economy generally, on the level of demand for the company's products and services and on the company's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.

    Consolidated statements of income and financial position follow.


                              DELL INC.
            Condensed Consolidated Statement of Operations
                   and Related Financial Highlights
                 (in millions, except per share data)
                              (unaudited)

                        Three Months Ended
                     ------------------------
                                                   % Growth Rates
                      Aug. 1, May 2,  Aug. 2,   ---------------------
                       2003    2003    2002     Sequential Yr. to Yr.
                     -------- ------- -------   ---------- ----------
Net revenue           $9,778  $9,532  $8,459        2.6%      15.6%
Cost of revenue        8,000   7,784   6,944        2.8%      15.2%
                     -------- ------- -------
 Gross margin          1,778   1,748   1,515        1.7%      17.4%
Selling, general and
 administrative          822     826     727       (0.4%)     13.2%
Research,
 development and
 engineering             116     111     111        3.7%       3.8%
                     -------- ------- -------
 Total operating
  expenses               938     937     838        0.1%      12.0%
                     -------- ------- -------
Operating income         840     811     677        3.5%      24.1%
Investment and other
 income, net              47      43      49       10.2%     (4.3%)
                     -------- ------- -------
Income before income
 taxes                   887     854     726        3.9%      22.2%
Income tax provision     266     256     225        3.9%      18.1%
                     -------- ------- -------
 Net income             $621    $598    $501        3.9%      24.0%
                     ======== ======= =======

Earnings per common
 share:
 Basic                 $0.24   $0.23   $0.19
                     ======== ======= =======
 Diluted               $0.24   $0.23   $0.19
                     ======== ======= =======

Weighted average
 shares outstanding:
 Basic                 2,567   2,572   2,586
 Diluted               2,624   2,614   2,649


Percentage of Total
 Net Revenue:
-------------------
Gross margin            18.2%   18.3%   17.9%
Selling, general and
 administrative          8.4%    8.6%    8.6%
Research,
 development and
 engineering             1.2%    1.2%    1.3%
 Total operating
  expenses               9.6%    9.8%    9.9%
Operating income         8.6%    8.5%    8.0%
Income before income
 taxes                   9.1%    9.0%    8.6%
 Net income              6.3%    6.3%    5.9%
Income tax rate         30.0%   30.0%   31.0%

Net Revenue by
 Geographic Region:
-------------------
Percentage of Total
 Net Revenue
-------------------
Americas                  70%     68%     73%
Europe                    19%     21%     18%
Asia Pacific - Japan      11%     11%      9%

Net Revenue by
 Product Line:
--------------
Percentage of Total
 Net Revenue
-------------------
Desktops                  51%     53%     52%
Notebooks                 28%     27%     28%
Enterprise                21%     20%     20%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.


                              DELL INC.
           Condensed Consolidated Statement of Operations
                   and Related Financial Highlights
                 (in millions, except per share data)
                             (unaudited)

                                 Six Months Ended
                               ---------------------     % Growth
                                                          Rates
                                 Aug. 1,    Aug. 2,    ------------
                                  2003       2002       Yr. to Yr.
                               ----------  ---------   ------------
Net revenue                      $19,310    $16,525        16.9%
Cost of revenue                   15,784     13,619        15.9%
                               ----------  ---------
 Gross margin                      3,526      2,906        21.3%
Selling, general and
 administrative                    1,648      1,418        16.3%
Research, development and
 engineering                         227        221         2.6%
                               ----------  ---------
 Total operating expenses          1,875      1,639        14.4%
                               ----------  ---------
Operating income                   1,651      1,267        30.3%
Investment and other income,
 net                                  90         97        (7.7%)
                               ----------  ---------
Income before income taxes         1,741      1,364        27.6%
Income tax provision                 522        406        28.2%
                               ----------  ---------
 Net income                       $1,219       $958        27.3%
                               ==========  =========

Earnings per common share:
 Basic                             $0.47      $0.37
                               ==========  =========
 Diluted                           $0.47      $0.36
                               ==========  =========

Weighted average shares
 outstanding:
 Basic                             2,570      2,591
 Diluted                           2,619      2,661


Percentage of Total Net
 Revenue:
-----------------------
Gross margin                        18.3%      17.6%
Selling, general and
 administrative                      8.5%       8.6%
Research, development and
 engineering                         1.2%       1.3%
 Total operating expenses            9.7%       9.9%
Operating income                     8.6%       7.7%
Income before income taxes           9.0%       8.3%
 Net income                          6.3%       5.8%
Income tax rate                     30.0%      29.9%

Net Revenue by Geographic
 Region:
-------------------------
Percentage of Total Net
 Revenue
-----------------------
Americas                              69%        71%
Europe                                20%        19%
Asia Pacific - Japan                  11%        10%

Net Revenue by Product Line:
----------------------------
Percentage of Total Net
 Revenue
-----------------------
Desktops                              52%        53%
Notebooks                             27%        27%
Enterprise                            21%        20%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.


                              DELL INC.
       Condensed Consolidated Statement of Financial Position
                   and Related Financial Highlights
      (in millions, except for "Ratios" and "Other Information")
                             (unaudited)

                                            Aug. 1,  May 2,   Aug. 2,
                                             2003     2003     2002
                                           -------- -------- --------
Assets:
-------
Current assets:
 Cash and cash equivalents                  $4,636   $4,474   $3,725
 Short term investments                        484      388      319
 Accounts receivable, net                    2,883    2,656    2,590
 Inventories, net                              358      264      291
 Other                                       1,246    1,238    1,358
                                           -------- -------- --------
  Total current assets                       9,607    9,020    8,283
Property, plant and equipment, net           1,062      889      872
Investments                                  5,498    5,470    4,589
Other non-current assets                       373      333      318
                                           -------- -------- --------
  Total assets                             $16,540  $15,712  $14,062
                                           ======== ======== ========

Liabilities and Stockholders' Equity:
-------------------------------------
Current liabilities:
 Accounts payable                           $6,418   $6,082   $5,621
 Accrued and other                           2,846    2,787    2,424
                                           -------- -------- --------
  Total current liabilities                  9,264    8,869    8,045
Long term debt                                 506      506      516
Other                                        1,264    1,261      935
                                           -------- -------- --------
  Total liabilities                         11,034   10,636    9,496
Stockholders' equity                         5,506    5,076    4,566
                                           -------- -------- --------
Total liabilities and stockholders' equity $16,540  $15,712  $14,062
                                           ======== ======== ========

Ratios:
-------
Quick ratio                                   0.86     0.85     0.82
Days supply in inventory                         4        3        4
Days of sales outstanding(a)                    30       29       32
Days in accounts payable                        72       70       73
                                           -------- -------- --------
Cash conversion cycle                          (38)     (38)     (37)

Other Information:
------------------
Headcount (approximate)                     41,800   40,000   36,000
Average total revenue/unit (approximate)    $1,610   $1,620   $1,770


Note: Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding include the effect of product costs related to in-transit customer shipments (arising from the adoption of SAB 101) that are classified in other current assets. At Aug. 1, 2003, May 2, 2003, and Aug. 2, 2002, days of sales outstanding included days of sales in accounts receivable and days of in-transit customer shipments of 26 and 4 days; 25 and 4 days; and 28 and 4 days, respectively.

    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             T.R. Reid, 512-728-7977
             tr_reid@dell.com
             or
             Mike Maher, 512-723-2575
             mike_maher@dell.com
              or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com